EXHIBIT 21

Subsidiaries of Registrant

Nu Skin International, Inc., a Utah Corporation

Nu Family Benefits Insurance Brokerage, Inc., a Utah corporation

Nu Skin Asia Investment, Inc., a Delaware corporation

Nu Skin Enterprises Australia, Inc., a Utah corporation

Nu Skin Belgium, NV, a Belgium corporation

Big Planet, Inc., a Delaware corporation

Nu Skin Brazil, Ltda., a Brazilian corporation

Nu Skin Canada, Inc., a Utah corporation

Nu Skin Enterprises Singapore Pte. Ltd., a Singapore corporation

Nu Skin Europe, Inc., a Delaware corporation

First Harvest International, LLC, a Utah limited liability company

Nu Skin France, SARL, a French corporation

Nu Skin Germany, GmbH, a German corporation

Nu Skin Guatemala, S.A., a Guatemalan corporation

Nu Skin Enterprises Hong Kong, Inc., a Delaware corporation

Nu Skin International Management Group, Inc., a Utah corporation

Nu Skin Italy, Srl, an Italian corporation

Nu Skin Japan Company Limited, a Japanese corporation

Nu Skin Japan, Ltd., a Japanese corporation

NSE Korea Ltd., a Delaware corporation

NSE Korea, Ltd., a Korean corporation

Nu Skin Malaysia Holdings Sdn. Bhd., a Malaysian corporation

Nu Skin (Malaysia) Sdn. Bhd., a Malaysian corporation

Nu Skin Mexico, S.A. de C.V., a Mexico corporation

Nu Skin Netherlands, B.V., a Netherlands corporation

Nu Skin Enterprises New Zealand, Inc., a Utah corporation

Niksun Acquisition Corporation, a Delaware corporation

Pharmanex, LLC, a Delaware limited liability company

Pharmanex, Huzhou

Nu Skin Philippines, Inc., a Delaware corporation with a Philippines branch

Nu Skin Enterprises Poland Sp. z.o.o., a Polish corporation

Nu Skin Poland Sp. z.o.o., a Polish corporation

Nu Skin Scandinavia A.S., a Denmark corporation

Shanghai Nu Skin Daily-Use and Health Products Co., Ltd., Chinese company

Nu Skin Spain, S.L., a Spain corporation

Nu Skin Taiwan, Inc., a Utah corporation

Nu Skin Personal Care (Thailand), Ltd., a Delaware corporation

Nu Skin Personal Care (Thailand), Ltd., a Thailand corporation

Nu Skin U.K., Ltd., a United Kingdom corporation

Nu Skin United States, Inc., a Delaware corporation

Zhejiang Cinogen Pharmaceutical Co., Ltd., a Chinese corporation